UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2011

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7

Regulation FD

Item 7.01

Regulation FD Disclosure

On June 7-8, 2011, representatives of Northeast Utilities will be meeting with investors.  The slides to be presented to investors at these meetings are attached as Exhibit 99.1, incorporated in this Item 7.01 by reference thereto, and are furnished pursuant to Regulation FD.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed by Northeast Utilities under the Securities Act of 1933, as amended, unless specified otherwise.

Section 8

Other Events

Item 8.01

Other Events.

DPUC issues draft decision in Yankee Gas rate case

On June 2, 2011, the DPUC issued a draft decision (the “Draft”) in Yankee Gas’s rate case proceeding.  Yankee Gas is a wholly owned indirect subsidiary of Northeast Utilities.

In the Draft, the DPUC approved:

•

A decrease in current annual distribution revenues of approximately $5.6 million, effective July 20, 2011, followed by an increase in current annual distribution revenues of approximately $0.5 million beginning July 1, 2012.  In its application, originally filed with the DPUC on January 7, 2011, as revised on March 25, 2011 (the “Application”), Yankee Gas requested an increase in its distribution rates by $29.1 million to be effective July 1, 2011, and by an additional $10.3 million to be effective July 1, 2012.  The Draft assumes significantly higher revenues from sales increases than the company projected in its Application.  The Draft used those higher projected sales to offset $10.6 million of revenue requirements in the first year of the company’s rate plan and $11.0 million of revenue requirements in the second year.

•

A total allowed return on equity (“ROE”) of 8.83 percent.  In its Application, Yankee Gas requested to maintain its current authorized regulatory ROE of 10.1 percent.

•

The inclusion in rate base of the capital cost of the WWL Project, a 16-mile natural gas pipeline between Waterbury and Wallingford, Connecticut and the increase of vaporization output of its LNG plant, in the amount of $57.6 million, as requested in the Application.

Essentially as requested in the Application, the Draft permits Yankee Gas to spend approximately $28 million during the year commencing July 20, 2011; $40 million during the year commencing July 1, 2012; and no less than $40 million over each subsequent 12-month period, to accelerate the replacement of  cast iron mains, bare steel mains and bare steel services as part of its federally mandated distribution integrity management plan.

Finally, the Draft imputes merger synergies based on the projected annual net savings from the proposed Northeast Utilities - NSTAR merger, reducing revenue requirements by approximately $1.0 million in the year commencing July 20, 2011, and by $2.4 million in the year commencing July 1, 2012.  The DPUC reserved the right to review actual cost savings in future proceedings and directed Yankee Gas to file a status report on the Massachusetts Department of Public Utilities merger approval as well as detailed annual cost savings as a result of the merger.

Yankee Gas plans to submit written exceptions to the Draft on June 14.  Oral arguments will be held June 23, with a final decision scheduled for June 29, 2011.

A copy of the Draft can be found on the “Rate Case Updates” link on the “Investors” page of Northeast Utilities’ website at www.nu.com.  For further information on this matter, reference is made to Northeast Utilities’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Financial Condition and Business Analysis – Regulatory Developments and Rate Matters.”

Section 9

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	Investor slide presentation, dated June 7-8, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES

(Registrant)

June 7, 2011

By: /S/ JAY S. BUTH

Jay S. Buth

Vice President-Accounting and Controller